Exhibit 8.1

BEIJING BOSTON BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +1 202 662 6000

August 11, 2025

BioNTech SE

An der Goldgrube 12

D-55131 Mainz

Germany

Ladies and Gentlemen:

We have acted as counsel to BioNTech SE, a European stock corporation organized under the laws of Germany and the European Union (“Buyer”), in connection with the transactions described in the registration statement on Form F-4, filed by Buyer with the Securities and Exchange Commission, as amended through the date hereof (the “Registration Statement”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have reviewed (i) the Purchase Agreement dated as of June 12, 2025 (the “Agreement”), by and between Buyer and CureVac N.V., a public limited liability company organized under the laws of the Netherlands (the “Company”), (ii) the Registration Statement, (iii) those certain tax representation letters dated as of the date hereof, delivered to us by Buyer and the Company (the “Tax Representation Letters”), and (iv) such other records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have further assumed, with your permission (to the extent set forth in the Tax Representation Letters) and without independent investigation, that (i) the transactions described in the Registration Statement will be consummated in the manner described in the Registration Statement and in accordance with the Agreement, (ii) the transactions described in the Registration Statement will be consummated without the waiver of any conditions to any party’s obligations under the Agreement, and (iii) the parties to the Agreement will comply with all covenants set forth therein. We have assumed further the accuracy of the representations set forth in the Agreement and the Tax Representation Letters. We have also assumed, with your permission and without independent investigation (other than such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel), that, as to all matters in which a person making a representation has represented that such person or a related party is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement to take action, there is in fact no such plan, intention, understanding, or agreement, and such action will not be taken.

Based upon and subject to the foregoing, we hereby confirm that the disclosure contained in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” (the “Discussion”) constitutes our opinion with respect to the U.S. federal income tax law matters referred to therein.

BioNTech SE

August 11, 2025

Our opinion expressed herein is subject to the assumptions and qualifications set forth in the Discussion and is based upon existing law, regulations, administrative pronouncements, and judicial authority, all as in effect as of today’s date. This opinion is not binding on the Internal Revenue Service or courts. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. Our opinion is limited to the U.S. federal income tax matters specifically covered herein and in the Discussion, and we have not been asked to address, nor have we addressed, any other tax consequences. We undertake no responsibility to advise you of any future change in the matters stated or assumed herein, or in the U.S. federal income tax laws or the application or interpretation thereof. No opinion is expressed as to any transaction whatsoever if any of the representations, warranties, statements, or assumptions relevant to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the references to this opinion in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Covington & Burling LLP
Covington & Burling LLP